UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): (May 25, 2010) June 1, 2010
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive
Carlyss, Lousiana	70665
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Effective May 25, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Global Industries, Ltd. (the “Company”) awarded Mr. Peter Atkinson and Mr. James Doré 19,800 and 6,900 shares of the Company’s common stock, respectively. Mr. Atkinson and Mr. Doré’s awards were issued under the Company’s 2005 Stock Incentive Plan which has previously been approved by the Company’s shareholders.
On May 27, 2010, the Company announced the appointment of Ashit J. Jain as Chief Operating Officer and James G. Osborn as Chief Marketing Officer of the Company.
Mr. Jain, 39, joined the Company in 1997 and is currently serving as Senior Vice President, Asia Pacific/Middle East and is located in the Company’s Singapore office. He has led the Company’s Asia Pacific business unit since August 2006 when he was appointed Vice President of the region. Prior to relocating to Singapore, he served as Vice President, Worldwide Estimating & Project Policies. Earlier in his career, Mr. Jain served in various capacities at the Company’s corporate office and in the Middle East and Asia Pacific.
Pursuant to a letter of appointment from the Company to Mr. Jain, effective June 16, 2010, Mr. Jain will receive a base salary of $325,000 per year as the Company’s Chief Operating Officer. Mr. Jain will continue to participate in the Company’s annual incentive plan with a maximum incentive opportunity equal to 100% of his base salary and otherwise on the same basis as the Company’s other executive officers. He will receive an additional performance unit award of 12,000 shares of common stock of the Company under its 2005 Stock Incentive Plan (the “Stock Incentive Plan”), for the two-year performance period beginning on January 1, 2010 and ending on December 31, 2011, based upon performance measures set by the Committee, with a maximum opportunity to earn up to an aggregate of 88,000 shares of common stock. Certain premiums currently paid to Mr. Jain in connection with his overseas assignment will be discontinued and he will receive a relocation allowance and reimbursement of certain expenses associated with moving back to the United States. Mr. Jain will participate in all other benefit plans and programs made available to other executive officers. Mr. Jain has already entered into a change in control agreement with the Company that is substantially the same as provided to all other executive officers.
The foregoing description of the letter of appointment between the Company and Mr. Jain does not purport to be complete and is qualified in its entirety by reference to the letter which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02
Mr. Osborn, 59, joins Global after eight years with IntecSea, a unit of the worldwide engineering firm of Worley Parson Limited, where he was most recently Senior Vice President, Business Development. Earlier in his career, Mr. Osborn spent 17 years with Kellogg Brown & Root where he held a variety of commercial, business development and operations positions.
Pursuant to an offer letter from the Company to Mr. Osborn, Mr. Osborn will receive a base salary of $325,000 per year as the Company’s Chief Marketing Officer commencing on or about June 7, 2010. Mr. Osborn will be eligible to participate in the Company’s annual incentive plan with a maximum incentive opportunity equal to 100% of his base salary and otherwise on the same basis as the Company’s other executive officers. He will receive a performance unit award of 40,000 shares of common stock of the Company under its Stock Incentive Plan, with a two-year performance period beginning on January 1, 2010 and ending on December 31, 2011, based upon performance measures set by the Committee, with a maximum opportunity to earn up to 80,000 shares of common stock. Mr. Osborn will receive a restricted stock award pursuant to the Company’s Stock Incentive Plan of 49,500 restricted shares of common stock, the forfeiture restrictions on which will lapse as follows: 27,000 shares of common stock on July 15, 2010; 8,500 shares of common stock on November 30, 2011; and 14,000 shares of common stock on November 20, 2013. Mr. Osborn will be awarded an option to purchase 15,000 shares of common stock of the Company under its Stock Incentive Plan with an exercise price per share equal to the fair market value of a share of common stock based on the closing price on the date his employment commences, which will vest annually over three years in substantially equal amounts beginning on the first anniversary thereof. The stock options, performance units and restricted stock awards will be made under the terms of the Company’s standard award agreements. Mr. Osborn will also participate in all other benefit plans and programs made available to other executive officers.
The Company will also enter into a change of control agreement with Mr. Osborn that is substantially the same as provided to the other executive officers of the Company. Under the terms of the agreement, upon a change in control and without regard to whether there is a subsequent termination of employment, (i) all outstanding stock options will immediately vest and, unless the Compensation Committee determines to make an equitable adjustment or substitution, Mr. Osborn will receive a cash payment equal to the number of shares subject to the options outstanding multiplied by the difference between the closing price of the Company’s common stock on the date immediately prior to the change in control and the exercise price of the stock options, (ii) all outstanding restricted stock awards will immediately vest and all forfeiture restrictions will lapse, and (iii) all outstanding performance unit awards for which the performance period has not been completed will be deemed earned at the target level payout, will be payable in the same form of equity or other consideration as all other stockholders with respect to shares of Company common stock and will be delivered within 10 days of the change in control.
In addition, within two years following a change in control and upon a subsequent termination of Mr. Osborn’s employment by the Company other than for “cause” or by the executive for “good reason,” Mr. Osborn will be eligible for the following additional benefits:
•	A lump sum cash payment equal to (x) three times (y) base salary and bonus. Calculation of the bonus amount used in determination of the lump sum payment is based on the largest actual bonus paid in the last five years or, if higher, the target bonus in the year of termination of employment.

•	A cash payment for unvested contributions under the Company’s retirement plan as of the date of termination.

•	Two years of continued healthcare and dependent healthcare coverage at no additional cost.

•	Reimbursement of legal fees incurred as a result of the termination and certain relocation expenses, if applicable.
The initial term of the agreement will continue through December 31, 2010 and shall be automatically extended for successive one-year terms unless the Company notifies Mr. Osborn

30 days prior to the end of a term of its intention not to extend the agreement. In the event of a change in control during the term of the agreement, the agreement shall continue in effect for two years from the date of the change in control.
The foregoing description of the offer letter and the change in control agreement between the Company and Mr. Osborn does not purport to be complete and is qualified in its entirety by reference to the letter and agreement which are attached as Exhibits 10.2 and 10.7 to this Form 8-K and incorporated by reference into this Item 5.02
Also on May 27, 2010, the Company announced that Mr. Peter Atkinson, President, will be retiring from the Company in March 2011.
A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits.
10.1	Letter of Appointment from Global Industries, Ltd. to Mr. Ashit J. Jain, effective June 16, 2010

10.2	Offer Letter from Global Industries, Ltd. to Mr. James G. Osborn, effective on or about June 7, 2010

10.3	Form of Non-Qualified Stock Option Agreement, incorporated by reference to Exhibit 10.2 of registrant’s Form 8-K filed February 26, 2010

10.4	Form of Restricted Stock Agreement, incorporated by reference to Exhibit 10.1 of registrant’s Form 8-K filed November 7, 2005

10.5	Form of Executive Long Term Incentive Performance Unit Agreement

10.6	Form of Executive Annual Stock Incentive Performance Unit Agreement

10.7	Form of Change in Control Agreement, incorporated by reference to Exhibit 10.4 of registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008

99.1	Press Release dated May 27, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
By:	/s/ John B. Reed
John B. Reed
Chief Executive Officer

June 1, 2010